Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mobilepro Corp.
6701 Democracy Boulevard, Suite 202
Bethesda, MD 20817

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 16, 2006, relating to the consolidated financial statements of Mobilepro Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

August 14, 2006